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                                                                   EXHIBIT 10.45

                                 LEASE AGREEMENT

        This Lease made as of the 26th day of November 1996, between UES, Incorporated, 4401 Dayton-Xenia Road, Dayton, Ohio 45432-1894 (hereinafter called the Lessor), and Engineering Development Labs, Inc. (hereinafter called the Lessee).

        WITNESSETH: That the Lessor does hereby demise and let unto the Lessee the following described Premises, to wit:

        Approximately 9,071 square feet of offices, storage, and light electronic fabrication space in Lessor's Building 3 located at 4393 Dayton-Xenia Road, Dayton, Ohio 45432. Additional office space in the same building may be added during the term of the lease as described in Paragraph 3(d).

        TO HAVE AND TO HOLD the same with the appurtenances, thereunto belonging unto the said Lessee for and during the term of three (3) years beginning on the 1st day of December 1996 and ending on the 30th day of November 1999.

        BASE MONTHLY RENT: Yielding and paying therefore, payable in monthly installments, as follows:

               twelve payments of nine thousand seven hundred eighty ($9,780) due in advance on the fist day of each month commencing 1 December 1996 through 1 November 1997; twelve payments of ten thousand ($10,000) due in advance on the first day of each month commencing with 1 December 1997 through November 1998; twelve payments of ten thousand two hundred and twenty-five ($10.225) due in advance on the first day of each month commending with 1 December 1998 through 1 November 1999.

        SECURITY DEPOSIT: No security deposit is required for this lease. Previous security deposit of six thousand dollars ($6,000) is applied to December 1996 Rent, making December 1996 rent $3,780.00.

        COVENANTS OF LESSEE:

        1. And said Lessee does hereby  covenant and agree with said Lessor




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that it will:

               (a) pay said rent at the times and place in the manner aforesaid;

               (b) arrange for Lessee employees to have proper DoD security clearances in conformance with UES facility security procedures. All security activities will be coordinated through the UES Security Officer. All Lessee visitors in Building 3 will be subject to UES visitor control.

               (c) conform to entry and exit procedures established by UES and their building security contractor;

               (d) use and occupy said premises in a careful and proper manner;

               (e) make no alterations, changes in interior design and colors, or additions in or to said premises;

               (f) by execution of this Lease accept and agree to abide by the building and parking area rules and regulations;

               (g) throughout the term of this lease and any renewal or extension thereof, at its expense, keep the interior of the demised premises and fixtures in good condition. Lessor, at its sole discretion, shall repair all damage or injury to the premises and fixtures resulting from the carelessness, omission, neglect or other cause of Lessee, it servants, employees, agents, visitors or licenses and the cost thereof shall become collectible as additional rent hereunder and shall be paid by Lessee within the 10 days after presentation of statement thereof. Lessee shall not perform acts or carry on any practices which may injure the building or the premises, to be a nuisance or menace to other tenants in the building in which the demised premises are a part;

               (h) be responsible to comply with all EPA regulations regarding the storage and disposal of hazardous materials and chemicals and remove all such material at end of lease;

               (i) promptly surrender the demised premises at the end of the term provided for above.




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        COVENANTS OF LESSOR:

        2. And the Lessor on its part covenants and agrees with the Lessee that it will:

               (a)    provide  all  utilities   including   heat,   light,   and
                      electrical   power  for  use  by  the  Lessee   (telephone
                      equipment and service will not be provided by Lessor);




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               (b)     provide UES dumpster for waste removal;

               (c) maintain the demised premises in good repair and tenantable condition during the continuance of this Lease, expect in case of damage arising from the negligence of the Lessee or its agents or employees;

               (d) provide fire and hazard insurance for the leased offices (but not including any furniture, equipment, or other property of the lessee) and provide liability coverage for the leased office space and premises, the lessee employees and invited guests against injury or loss caused by hazard or lessor neglect arising out of occupancy of the leased facility;

               (e) provide use of rest rooms, vending machines, lobby, package receiving, electrical room for generator, limited use of janitor's room, and conference areas on a non-interference basis with scheduled UES activities (in the case of conflicts in schedule conference facilities, UES requirements will have priority but alternative facilities will be provided);

               (f) provide one unassigned parking space in the rear of Building 3 for each 200 square feet of leased space and Lessee visitor parking as available;

               (g) provide receptionist and visitor control services in the main Building 3 lobby;

               (h) provide building modifications in accordance with Lessee specifications to add interior doors and hardware for ability to lock Lessee's space, to screen fabrication area form hallway and design area, and to add up to four offices at Lessee's request during the lease term;

               (i)     provide,   subject  to  Lessee  reimbursement  for  cost,
                       installation of additional electric circuits and outlets and access to Lessor postage meter;

               (j) provide up to one hundred fifty (150) square feet of space for conformal coating and P.C. board cleaning in Building 2.

        MUTUAL COVENANTS




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        3. It is mutually agreed by and between the Lessor and the Lessee that:

               (a) if Lessee shall pay rent as herein provided, and shall keep, observe and perform all of the other covenants of this Lease by it to be kept, performance and observed, the Lessee shall and may, peaceably and quietly, have, hold and enjoy the said premises for the term aforesaid;

               (b) upon notice at least sixty (60) days prior to the termination of the lease, Lessee may elect to extend the lease for an additional two (2) years under the same terms and conditions except the monthly payments may be increased by up to four percent (4.0%) to cover any increased in the cost of Lessor's rent payments, utilities, maintenance, insurance, and taxes.

               (c) upon seven (7) day written notice, the Lessor will provide janitorial services for the leased space for an increase in the monthly rent payments of five (5) cents per square foot of rented space.

               (d) upon sixty (60) day written notice, the Lessor will provide similar additional non-contiguous office space in the same building up to a total additional leased space of two thousand five hundred (2,500) square feet (calculated by adding this useable space and a 17 percent uplift factor for common areas) at the rental rate specified above;

               (e) if requested additional rental space cannot be provided by the Lessor within the required notice period, the Lessee may terminate this lease without penalty;

               (f) any notice, demand, request, or other instrument which may be or are required to be given under this Lease shall be delivered in Person or sent by United States Certified Mail, postage prepaid, and shall be addressed (1) if to the Lessor, at the address first hereinabove given or at such other address as the Lessor may designate by written notice, and

                       (2)    if to the Lessee, attention:

                              Engineering Development Labs, Inc.
                              ATTN:  Edward W. Stefanko

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                              4391 Dayton-Xenia Road
                              Dayton, Ohio 45432

                       or any such other address as the Lessee shall designate by written notice:

        (g) this lease supersedes any previous lease between the two parties and all obligations of either party under any previous lease are hereby canceled.

LESSOR:                                       LESSEE:

UES, Inc.                                     Engineering Development Labs, Inc.

/s/John R. Gruenwald                          /s/Edward W. Stefanko
John J. Gruenwald                             Edward W. Stefanko
Vice President, Finance                              Executive Vice President

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                           ADDENDUM TO LEASE AGREEMENT

                                26 NOVEMBER 1996

This agreement serves as an addendum to the 26 November 1996 lease agreement between UES, INC. and Engineering Development Labs, Inc. (EDL)

The lessee hereby increases its rental space comprising of offices at the UES complex in Building 2, Room 13 and Building 3, Room 272. According to the terms of the lease, the additional rent will be $300.00 per month. Total monthly rent will be $10,080.00.

The term of the addendum will be 1 November 1997 through the 30th day November 1997. On 1st December 1997, you rent will increase to $10,300.00, in accordance your original lease dated 26 November 1996. On 1st December 1998, in accordance with your original lease, your rent will increase to $10,525.00. All payments are to be made in advance of each month.


LESSOR:                                      LESSEE:

UES, INC.                                    ENGINEERING DEVELOPMENT LABS, INC.

------------------------                     -----------------------------------
/s/John J. Gruenwald                         /s/Edward W. Stefanko
John J. Gruenwald                            Edward E. Stefanko
Vice President, Finance                           Executive Vice President



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